UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

BALDWIN TECHNOLOGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee paid previously with preliminary materials.

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(1)	Amount Previously Paid:

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BALDWIN TECHNOLOGY COMPANY, INC.
2 Trap Falls Road
Suite 402
Shelton, CT 06484
Notice of Annual Meeting of Stockholders
To Be Held November 14, 2006
To the Stockholders:
      The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the “Company”) will be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Tuesday, the 14th day of November, 2006 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1. To elect three Class I Directors to serve for three-year terms or until their respective successors are elected and qualify.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.
      Only stockholders of record as of the close of business on September 29, 2006, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company.
      By Order of the Board of Directors.

Helen P. Oster
Secretary
Shelton, Connecticut
October 16, 2006
PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

BALDWIN TECHNOLOGY COMPANY, INC.
Proxy Statement
Shelton, Connecticut
October 16, 2006
      The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the “Company” or “Baldwin”), for use only at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 on the 14th day of November, 2006 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 17, 2006.
      Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.
      Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. At the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.
      With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Abstentions may be specified on all proposals except the election of Directors and will be counted as present for the purposes of determining the existence of a quorum regarding the item on which the abstention is specified. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.
      The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of any matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption “Voting Securities.”

VOTING SECURITIES
      The Board of Directors has fixed the close of business on September 29, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 29, 2006 consisted of 13,801,013 shares of Class A Common Stock and 1,233,411 shares of Class B Common Stock.
      With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect three of the ten Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock as of the record date, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 29, 2006 the number of outstanding shares of Class B Common Stock constituted approximately 8.2% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect seven of the ten Directors that will constitute the entire Board of Directors.
      Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be counted as present but will have no effect on the vote on such matters.
      With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.
CORPORATE GOVERNANCE
Board Independence
      The Board has determined that Messrs. Becker, Bergstrom, Salvagio, Westlake and Whitney and Ms. Mulholland are independent directors (“Independent Directors”) under the listing standards of the American Stock Exchange (“AMEX”). Messrs. Nathe and Puehringer, employees of the Company,

Mr. Hara, a former employee of the Company and currently a strategic advisor to the Company, and Mr. Fortenbaugh, counsel to the Company, are not considered independent directors. The Independent Directors have elected Mr. Whitney as the Lead Director.
Code of Conduct and Business Ethics
      The Company adopted a Code of Conduct and Business Ethics (the “Code”) in September 2004, replacing the previous Code of Business Ethics. The Code has been distributed to all directors and employees. Written acknowledgment of understanding and compliance is required of all directors, executive officers, senior managers and financial staff annually. The current version of the Code is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.
Board Statement of Principles
      The Board has adopted a Statement of Principles, which is posted on the Company’s web site under the Corporate Governance section.
Committee Charters
      The Board of Directors first adopted written charters for the Audit, Compensation and Executive Committees of the Board in 2001. Each of those charters are reviewed annually, and amended if necessary. The charters, as amended, are posted on the Company’s web site, under the Corporate Governance section.
Board and Committee Attendance
      During Fiscal 2006, each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she served. All of the directors who were serving as directors at the time attended the Company’s 2005 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the 2006 Annual Meeting of Stockholders. The Board of Directors holds meetings on at least a quarterly basis, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.
Stockholder Communications with Directors
      Any stockholder wishing to communicate with the Board or a specified individual director may do so by contacting the Company’s Corporate Secretary, in writing, at the corporate address listed on the cover page of this proxy statement, or by telephone at (203) 402-1000. The Corporate Secretary will forward to the Board or the director a written, e-mail or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.
The Board Nomination Process
      The Company does not have a standing nominating committee or committee performing similar functions. The Board believes that it is appropriate for the Company not to have such a committee since the Independent Directors perform the functions which otherwise would be delegated to such a committee.

      The Independent Directors identify director nominees based primarily on recommendations from management, board members, stockholders and other sources. The Independent Directors recommend to the Board nominees that possess qualities such as personal and professional integrity, sound business judgment, and graphic arts industry or financial expertise. The Independent Directors also consider independence, age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their recommendations for nominees to the full Board. In addition, the Independent Directors also evaluate other factors that they may deem are in the best interests of the Company and its stockholders.
      There is no formal policy with regard to the consideration of any director candidates recommended by stockholders; however, stockholders who wish to recommend a prospective candidate for the Board for consideration by the Independent Directors may do so by notifying the Corporate Secretary in writing at the corporate address listed on the cover page of this proxy statement no later than June 30, 2007. The Corporate Secretary will pass all such stockholder recommendations on to Mr. Whitney, the Lead Director (one of the Independent Directors chosen by the Independent Directors in accordance with the Board’s Statement of Principles) for consideration by the Independent Directors. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Independent Directors to make an initial determination as to whether the candidate satisfies the Board membership criteria set out in the Statement of Principles. All candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates. No stockholder recommendations of director candidates were received by the Independent Directors during the Company’s fiscal year ended June 30, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 2006 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission (“SEC”) and the Company’s stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and (d) all executive officers and Directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

	Beneficial Ownership

	Amount and Nature of
	Ownership				Percent of
Name and Address
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Gabelli Asset Management, Inc.(2)	2,064,100		0		14.96%	—
One Corporate Center Rye, New York 10580
Royce & Associates, LLC(3)	1,310,300		0		9.49%	—
1414 Avenue of the Americas New York, New York 10019
The Red Oak Fund, LP(4)	836,650		0		6.06%	—
145 Fourth Avenue Suite 15A New York, New York 10003
Dimensional Fund Advisors Inc.(5)	779,600		0		5.65%	—
1299 Ocean Ave., 11th Floor Santa Monica, California 90401
Akira Hara(6)	520,914	(7)	463,136		3.64%	37.55%
Baldwin Japan Limited 2-4-34 Toyo, Kohtoh-ku Tokyo 135, Japan
Gerald A. Nathe(6)(8)	381,272	(7)	198,338	(11)	2.7%	16.08%
Baldwin Technology Company, Inc.		(9)
2 Trap Falls Road — Suite 402		(10)
Shelton, Connecticut 06484
Jane G. St. John(12)	374,239		374,239		2.64%	30.34%
P.O. Box 3236 Blue Jay, California 92317
Vijay C. Tharani	229,054	(7)(10)	10,000	(13)	1.65%	*
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Karl S. Puehringer(6)	136,508	(7)(10)	0		*	—
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484

	Beneficial Ownership

	Amount and Nature of
	Ownership				Percent of
Name and Address
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Ralph R. Whitney, Jr.(6)	127,111	(7)	100,213	(14)	*	8.12%
Hammond Kennedy Whitney & Co., Inc. 230 Park Avenue — Suite 1616 New York, New York 10169
Judith A. Mulholland(6)	70,111	(7)(15)	213	(14)	*	*
4324 Snowberry Lane Naples, Florida 34119
Takayuki Miyaoku	67,499	(7)	0		*	—
Baldwin Japan Limited 2-4-34 Toyo, Kohtoh-ku Tokyo, Japan
Samuel B. Fortenbaugh III(6)	47,111	(7)	213	(14)	*	*
1211 Ave. of the Americas, 27th Floor New York, New York 10036
Shaun J. Kilfoyle	40,999	(7)	0		*	—
Baldwin Technology Company, Inc. 14600 West 106th Street Lenexa, Kansas 66215
Mark T. Becker(6)	26,111	(7)	0		*	—
SLI Holdings Int’l. 4 Manhattanville Rd., 1st Floor Purchase, New York 10577
Rolf Bergstrom(6)	16,111	(7)	0		*	—
Sodra Villagatan 6 23735 Bjarred, Sweden
Ronald Salvagio(6)	0		0		—	—
2790 Old Cypress Drive Naples, Florida 34119
Frederick Westlake(6)	0		0		—	—
Tingara Investments International Ltd. Tingara, Fireball Hill Sunningdale, Berkshire SL5 9PJ United Kingdom
All executive officers and directors of the	1,662,801	(7)(9)	772,113	(12)(13)	11.88%	62.57%
Company as a group (including		(11)(14)
13 individuals, named above)

     * = Less than 1%.

(1)	Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount of shares shown as Class A Common Stock held by a beneficial owner in the table above includes those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner.

(2)	Amount and Nature of Ownership is based on Amendment No. 18 to a Schedule 13D filed on November 19, 2004 with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner, an investment advisor, as of November 18, 2004; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(3)	Amount and Nature of Ownership is based on Amendment No. 7 to a Schedule 13G filed on January 11, 2006 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, an investment advisor, as of December 31, 2005; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(4)	Amount and Nature of Ownership is based on Amendment No. 1 to a Schedule 13G filed on October 12, 2006 with the SEC reporting beneficial ownership of securities of the Company held by the filer, the general partner and controlling member of a Delaware limited liability company and private investment vehicle formed for investing and trading in securities and financial instruments; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(5)	Amount and Nature of Ownership is based on Amendment No. 8 to a Schedule 13G filed on February 1, 2006 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of certain funds as of December 31, 2005; Percent of Class is calculated based on information set forth in said filing and Class A Common Stock outstanding on the record date.

(6)	Member of the Board of Directors of the Company.

(7)	Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows: Mr. Tharani, 99,999 shares; Mr. Nathe, 89,832 shares; Mr. Puehringer, 74,999 shares; Mr. Miyaoku, 57,499 shares; Mr. Hara, 39,667 shares; Mr. Fortenbaugh, 23,787 shares; Mr. Whitney, 23,787 shares; Ms. Mulholland, 22,893 shares; Mr. Kilfoyle, 20,999 shares; Mr. Becker, 13,000 shares; Mr. Bergstrom, 5,000 shares; and as to all executive officers and Directors of the Company as a group, 476,462 shares.

(8)	Amount and Nature of Ownership is based on a Form 4 — Statement of Changes in Beneficial Ownership — filed by the beneficial owner with the SEC on October 16, 2006.

(9)	Includes 21,000 shares of Class A Common Stock held jointly with Patricia A. Nathe, wife of the beneficial owner; includes 35,000 shares held in a Trust for the benefit of Mr. Nathe; does not include 160,000 shares which may be issued pursuant to Mr. Nathe’s employment agreement with the Company as more fully described in the Employment Agreements section below.

(10)	Includes shares held in the respective accounts of the beneficial owners in the Company’s profit sharing and savings plan, as of September 30, 2006, as follows: Mr. Nathe, 12,102 shares; Mr. Tharani, 32,216 shares and Mr. Puehringer, 1,509 shares.

(11)	Includes 100,000 shares held in a Trust for the benefit of Patricia A. Nathe, wife of the beneficial owner and 93,338 shares held in a Trust for the benefit of Mr. Nathe.

(12)	Includes 3,374 shares of Class B Common Stock held of record by a Trust for the benefit of John St. John, husband of the beneficial owner, and 106,932 shares of Class B Common Stock held of record by a Trust for the benefit of Mr. and Mrs. St. John.

(13)	Shares held jointly with Randy Tharani, wife of the beneficial owner.

(14)	Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows: Mr. Fortenbaugh, 213 shares; Mr. Whitney, 213 shares; and Ms. Mulholland, 107 shares.

(15)	Includes 2,000 shares held jointly with Bob Mulholland, husband of the beneficial owner.

      To the knowledge of the Company, no arrangement exists the operation of which might result in a change in control of the Company.
ELECTION OF DIRECTORS
      Under the Company’s Certificate of Incorporation, the Board of Directors (the “Board”) is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently ten members of the Company’s Board of Directors.
      Judith A. Mulholland, a Class I Director, and Mark T. Becker, a Class II Director, were elected by a plurality vote of the outstanding shares of Class A Common Stock. Akira Hara and Ralph R. Whitney, Jr., Class III Directors, Samuel B. Fortenbaugh III and Rolf Bergstrom, Class I Directors, and Gerald A. Nathe, a Class II Director, were elected by a plurality vote of the outstanding shares of Class B Common Stock.
      At this year’s Annual Meeting, three Directors will be elected to Class I. If elected, their terms will expire at the Annual Meeting in 2009. Samuel B. Fortenbaugh III, Rolf Bergstrom and Judith A. Mulholland, who are currently Class I Directors, have been nominated to serve as Class I Directors. Ms. Mulholland may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a separate class. Messrs. Fortenbaugh and Bergstrom may be elected by a plurality vote of the outstanding shares of Class A and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.
      The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of the nominee that is unable to serve.
      Set forth below are the names of all continuing Directors and nominees and certain biographical information with respect to each such continuing Director and nominee.
Nominees for election at the 2006 Annual Meeting:
CLASS I
      Samuel B. Fortenbaugh III, age 72, practices law. He is a former Chairman of Morgan Lewis & Bockius LLP, an international law firm. Mr. Fortenbaugh was a senior partner from January 1, 1980 until September 30, 2001 and a senior counsel from October 1, 2001 until August 31, 2002 of that firm. He has served as a Director of the Company since 1987. Mr. Fortenbaugh also served as a director and Chair of the Compensation Committee of Security Capital Corporation, an employer cost containment and health services and educational services company, until September 13, 2006 when that entity was acquired in a merger.
      Judith A. Mulholland, age 64, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Mulholland was Vice President of Courier Corporation, a book printer. Ms. Mulholland joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

      Rolf Bergstrom, age 64, has served as a Director of the Company since 2003. Mr. Bergstrom has owned and operated since 1998 a consulting firm, Bergstrom Tillvaxt AB, a company specializing in strategic planning, managed growth and turn-around of companies. He currently serves as Chairman of the Board of two private Swedish companies, Emotron AB, makers of products for electric motors, and Roxtec AB, makers of seals for cable and pipes. He is a director of two other private Swedish companies, Marka Pac AB, a plastics manufacturer, and Gislaued Folie, a producer of foils for decorative and industrial applications. Mr. Bergstrom is also a member of the advisory board at the University of Southern Florida.
CLASS II (Terms will expire at the 2007 Annual Meeting)
      Mark T. Becker, age 47, has served as a Director of the Company since 2001. Since May 2004, Mr. Becker has been the Chief Financial Officer of SLI Holdings International, a manufacturer of lighting fixtures. From 2000 to April 2004, Mr. Becker was Vice President and Chief Financial Officer of Sappi Fine Paper NA, a subsidiary of Sappi Ltd., an international producer of coated woodfree paper, dissolving pulp and forest products. From 1998 through 2000, Mr. Becker served as Chief Financial Officer of Sealed Air Corporation-Europe, a leading global manufacturer of protective and specialty packaging materials and systems. He was Chief Financial Officer — Europe of W.R. Grace & Co. from 1996 through 1998.
      Gerald A. Nathe, age 65, has served as Chairman of the Board of the Company since February, 1997. He was Chief Executive Officer from October 1995 through November 2001, and was re-elected to and since October 2002 has held that position. He was President of the Company from August 1993 through March 2001 and from October 2002 through June 2005. Mr. Nathe has served as a Director since 1987.
      Mr. Ronald Salvagio, age 63, has served as a Director of the Company since June 2006. Since 2001, Mr. Salvagio has been President of PRSM, Inc., a management consulting firm. Prior to 2001, he had 32 years of combined experience, first as an auditor and then partner at Arthur Andersen, and then at Accenture, a global management consulting and technology services company. He served as managing partner of the Asia Pacific internal operations of Accenture while based in Hong Kong and Tokyo, and then became managing partner-corporate finance until 2001. Mr. Salvagio also serves as Chairman of the Audit Committee of the Board of Directors of Lumenis, Ltd., a manufacturer of laser and light-based technologies for medical and aesthetic applications.
CLASS III (Terms will expire at the 2008 Annual Meeting)
      Akira Hara, age 71, is currently a strategic advisor to the Company and Chairman of Baldwin Japan Limited, a wholly-owned subsidiary of the Company. He has served as a Director of the Company since 1989. He was President of Baldwin Asia Pacific Corporation, also a wholly-owned subsidiary of the Company, from 1989 through 2001, Vice President of the Company from 1989 through 1999, President of Baldwin Japan Limited from 1979 through 1999 and President of the Company’s Graphic Products and Controls Group from 1997 through 1999.
      Ralph R. Whitney, Jr., age 71, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its Chairman. He also serves as a director of Dura Automotive Systems, Inc., an automobile parts manufacturer, Relm Communications, a wireless communications company, Reinhold

Industries, Inc., a composites material manufacturer, and First Internet Bank. Mr. Whitney is also a Trustee of the University of Rochester.
      Karl S. Puehringer, age 41, has served as a Director of the Company since June 2006. He has been President and Chief Operating Officer of the Company since July 1, 2005. From November 2001 through June 2005, Mr. Puehringer was a Vice President of the Company, responsible primarily for the Company’s European operations. Prior to joining Baldwin, Mr. Puehringer served as a Manager at A.T. Kearney in Munich where he was responsible for project management from 1999 to 2001. From 1996 to 1998, he was President and a Director of Voest-Alpine MCE, Indonesia, and from 1993 to 1996, he was Managing Director of Voest-Alpine Ice, Mexico.
      Frederick J. Westlake, age 63, has served as a Director of the Company since August 2006. In 1983, he established a First Technology PLC, a UK-based private company that grew to become an international business listed on the London Stock Exchange. He served as CEO and Chairman of First Technology until it was acquired by Honeywell in March 2006.
MANAGEMENT
Directors and Executive Officers
      The Directors and executive officers of the Company are as follows:

Name	Position

Gerald A. Nathe	Chairman of the Board, Chief Executive Officer and Director(1)
Karl S. Puehringer	President, Chief Operating Officer and Director
Vijay C. Tharani	Vice President, Chief Financial Officer and Treasurer
Shaun J. Kilfoyle	Vice President
Mark T. Becker	Director(3)
Rolf Bergstrom	Director(2)
Samuel B. Fortenbaugh III	Director(1)
Akira Hara	Director
Judith A. Mulholland	Director(2)
Ralph R. Whitney, Jr.	Director(1)(3)(4)
Ronald Salvagio	Director(3)
Frederick J. Westlake	Director(2)

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Lead Director

      Vijay C. Tharani, age 42, has been Vice President, Chief Financial Officer and Treasurer of the Company since June 2001. From 1998 to 2000, Mr. Tharani was Vice President and Chief Financial Officer at Weigh-Tronix, LLC, a manufacturer of industrial weighing systems. From 1995 to 1998, Mr. Tharani was Vice President of Finance for the International Division of Fisher Scientific, Inc., a global distributor of laboratory chemicals, supplies and equipment.
      Shaun J. Kilfoyle, age 51, has been a Vice President of the Company since November 2002. Since 2003, he has been responsible for the Company’s operations in the Americas. He re-joined Baldwin in September 2001, responsible primarily for marketing and strategic planning. From 1997 to 2001, Mr. Kilfoyle was Vice President and Group Publisher of the Printing, Packaging and Design (Publishing, Data and Research) Unit of Cahner Business Information, a division of Reed Elsevier. Prior to that time, Mr. Kilfoyle held various marketing and business management positions at a subsidiary of the Company from 1984 to 1997.
      All of the Company’s officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors.
      See “Election of Directors” for biographies relating to Directors.
BOARD OF DIRECTORS
      The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports presented by management at Board and Committee meetings. During the fiscal year ended June 30, 2006, the Board held five (5) regularly scheduled meetings, one (1) special meeting, and acted by unanimous written consent three (3) times.
Compensation of Directors
      Through December 31, 2005, Directors who were not employees of the Company received a $16,000 annual retainer and a fee of $1,000 for each meeting they attended of the Board of Directors or the Committee on which they served. Since January 1, 2006, non-employee Directors received $24,000 annual retainers and $1,500 for each meeting they attended. However, no fees are paid for a Committee meeting held in conjunction with a Board meeting. In addition, the Chair of the Audit Committee and the Lead Director of the Independent Directors each receives an additional $1,000 quarterly; the Chair of the Compensation Committee receives an additional $500 fee each quarter.
      Non-employee Directors received annual awards of stock options under the Company’s 1990 Directors’ Stock Option Plan (the “1990 Plan”), until the 1990 Plan was terminated in November 1998. Under the 1990 Plan, options to purchase an aggregate of 32,923 shares of Class A Common Stock and 4,077 shares of Class B Common Stock were granted, of which options to purchase 4,467 shares of Class A Common Stock and 533 shares of Class B Common Stock remain outstanding, at exercise prices ranging from $2.56 to $5.13 per share for the options to purchase Class A Common Stock and at $3.20 to $6.41 per share for the options to purchase Class B Common Stock. Of the current Directors of the Company who received option grants under the 1990 Plan, two Directors were granted options to purchase 7,115 shares of Class A Common Stock and

885 shares of Class B Common Stock; and one Director was granted options to purchase 3,582 shares of Class A Common Stock and 418 shares of Class B Common Stock.
      The 1998 Non-Employee Directors’ Stock Option Plan (the “1998 Plan”) was adopted at the 1998 Annual Meeting of Stockholders and terminated in November 2001. Under the 1998 Plan, options to purchase an aggregate of 66,000 shares of Class A Common Stock were granted, of which options to purchase 39,000 shares of Class A Common Stock remain outstanding, at exercise prices ranging from $1.13 to $5.50 per share. Of the current Directors of the Company who received option grants under the 1998 Plan, three Directors were granted options to purchase 12,000 shares each and one Director was granted options to purchase 3,000 shares.
      The 1996 Stock Option Plan (the “1996 Plan”) was adopted at the 1996 Annual Meeting of Stockholders, amended at the 2002 Annual Meeting of Stockholders and will terminate in November 2006. Under the 1996 Plan, as amended, options to purchase an aggregate of 85,000 shares of Class A Common Stock were granted to non-employee Directors, and remain outstanding, at exercise prices ranging from $0.58 to $3.25 per share. Of the current Directors of the Company who received option grants under the 1996 Plan, as amended, four Directors were granted options to purchase 15,000 shares each, one Director was granted options to purchase 10,000 shares, and one Director was granted options to purchase 5,000 shares.
      The 2005 Equity Compensation Plan (the “2005 Plan”) was adopted at the 2005 Annual Meeting of Stockholders. Non-employee Directors received awards of $10,000 worth of Restricted Stock (“RS”) or in the case of foreign directors, Restricted Stock Units (“RSU”) under the 2005 Plan. Six of the current Directors of the Company each received awards of RS or RSU of 3,111 shares each on November 8, 2005.
Executive Committee
      The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2006, the Executive Committee met twice. The Executive Committee presently consists of Gerald A. Nathe (Chairman), Samuel B. Fortenbaugh III and Ralph R. Whitney, Jr. The charter of the Executive Committee is posted on the Company’s web site.
Audit Committee
      The Audit Committee assists the Board in ensuring the quality and integrity of the Company’s financial statements, and that a proper system of accounting, internal controls and reporting practices are maintained by the Company. During the fiscal year ended June 30, 2006, the Audit Committee held six (6) regular meetings and one (1) special meeting. The Audit Committee presently consists of Mark T. Becker (Chairman), Ronald Salvagio (appointed to replace Judith Mulholland in June 2006) and Ralph R. Whitney, Jr. The charter of the Audit Committee, as amended, is posted on the Company’s web site. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the AMEX and that Mark T. Becker is the “Audit Committee Financial Expert”.

Compensation Committee
      The Compensation Committee, formerly known as the Compensation and Stock Option Committee, has the responsibility for, among other things, reviewing and making recommendations to the full Board concerning compensation and benefit arrangements for the executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the 1996 Plan and the 2005 Plan. During the fiscal year ended June 30, 2006, the Compensation Committee met four (4) times and acted by unanimous written consent once. The Compensation Committee presently consists of Judith A. Mulholland (Chair), Frederick Westlake (appointed to replace Akira Hara in August 2006) and Rolf Bergstrom. The charter of the Compensation Committee, as amended, is posted on the Company’s web site. The Board of Directors has determined that all of the current members of the Committee are “independent” as defined by the rules of the SEC and the AMEX. Mr. Hara, formerly President of Baldwin-Japan, Ltd., and now serving as a strategic advisor to the Company, served on the Compensation Committee under a special limited exception under the AMEX rules until his resignation in August 2006, despite his not being an “independent” director, given his years of experience and his expertise in matters related to the Company’s Asian operations.
Nominating Committee
      The Board does not have a nominating committee. Board of Director nominees are recommended to the full Board by the independent directors (see “The Board Nomination Process” in the Corporate Governance section above).
Independent Directors
      The Independent Directors set compensation for the Chief Executive Officer and are responsible for recommending to the full Board nominees for election to the Board of Directors (see “The Board Nomination Process” in the Corporate Governance section above). During the fiscal year ended June 30, 2006, the Independent Directors met four (4) times and acted by unanimous written consent once. The Independent Directors are Mark T. Becker, Rolf Bergstrom, Judith A. Mulholland, Ronald Salvagio, Frederick Westlake and Ralph R. Whitney, Jr., who serves as Lead Director. The Statement of Principles (Charter) of the Board of Directors, which sets forth in more detail the duties and responsibilities of the Board and the Independent Directors, is posted on the Company’s web site.
Audit Committee Report
      The Audit Committee of the Board of Directors of the Company assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter, as amended, is posted on the Company’s web site. The committee is comprised of three non-employee directors, each of whom is “independent” as defined by the rules of the SEC and the AMEX as in effect on the date of this report. In addition, the Board has determined that at least one member of the committee has accounting or related financial management expertise. The Chair, Mark T. Becker, has been designated as the “Audit Committee Financial Expert.”

      In performing its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2006, with management and PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process. PWC is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.
      The committee has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries, which are included as Item 8 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, with management of the Company and PWC.
      The committee also discussed PWC’s judgment with PWC as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
      The committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 and has discussed PWC’s independence from the Company with PWC. The committee considered whether the provision of non-audit services by PWC to the Company was compatible with maintaining the independence of PWC and concluded that the independence of PWC was not compromised by the provision of such services.
      Based on the review and discussions with management of the Company and PWC referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the fiscal year ended June 30, 2006 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and include such financial statements in its Annual Report to Stockholders.

The Audit Committee
Mark T. Becker, Chairman
Ralph R. Whitney, Jr.
Judith A. Mulholland
(resigned from Committee in June 2006)
Ronald Salvagio
(appointed to Committee in June 2006)

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Committee Report on Executive Compensation
      The Compensation Committee of the Board of Directors (the “Committee”) is comprised of three non-employee Directors of the Company, each of whom is considered “independent” under the rules of the AMEX. The Committee operates pursuant to a written charter adopted by the Board, a copy of which is posted on the Company’s web site. The Committee has the responsibility for establishing and recommending to the full Board the salary, incentive compensation, non-wage benefits and perquisites of the Executive Officers of the Company (the Independent Directors of the Board have the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer of the Company).
      Set forth below is a report submitted by the members of the Committee addressing the Company’s compensation policies for the fiscal year ended June 30, 2006 (“Fiscal 2006”) as they affected the Executive Officers of the Company.

Philosophy
      The Company recognizes that a critical balance needs to be maintained between employee compensation and the successful pursuit of the Company’s objective. The Company’s objective is to compensate its workforce in a manner that attracts, retains, and motivates a workforce that is customer-driven and focused. To that end, the Company is committed to paying employees a competitive base salary for their knowledge, skill, experience, and responsibilities, as well as providing certain employees other incentives and benefits.
      Incentive opportunities are primarily provided through the Company’s Management Incentive Compensation Plan (MICP), the 1996 Plan and the 2005 Plan. The MICP has been designed to reward, recognize and motivate Executive Officers and key management employees for their contributions on a corporate-wide and as well as a functional/local basis. Under the MICP, each Executive Officer and key manager earns cash incentive compensation based on a target bonus percentage of his/her base salary upon the achievement of either corporate consolidated objectives or the achievement of a combination of corporate targets and local objectives. An employee’s position with the Company and his/her overall responsibilities in the organization determine the target bonus opportunity percentage and whether his/her objectives are based on the corporate consolidated performance (at 100%) or a combination of corporate (at 50%) and regional (at 50%) performance. In addition to the MICP, the Company’s 1996 Plan and the 2005 Plan authorize the Committee to provide Directors, Employees and Consultants of the Company, who are in a position to contribute to the long-term success of the Company, equity compensation in the form of options, stock appreciation rights (SARs), restricted stock, restricted stock units and other awards.
      Depending upon their responsibilities, certain employees may also be eligible to receive other benefits such as annual physicals, a company automobile, life insurance, a supplemental retirement benefit, and long-term disability insurance.

Executive Officers’ Disclosure
      General. For each of the Executive Officers of the Company named in the Summary Compensation Table below, compensation consists of a base salary (which is set by the officer’s employment agreement, subject to adjustment by the Compensation Committee or the Board as provided therein), a bonus (which is calculated in accordance with the MICP referred to in the Philosophy section above), equity compensation awards (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these Executive Officers also have supplemental retirement benefits which are reported in the Supplemental Retirement Benefits section below.
      Fiscal 2006 Compensation.
      Mr. Karl S. Puehringer joined the Company in November 2001 and was elected a Vice President, responsible primarily for Baldwin’s European operations. Effective July 1, 2005, Mr. Puehringer was elected President & Chief Operating Officer (COO), responsible for the Company’s European, American, and Asian operations. His base salary is set by an employment agreement with the Company. During Fiscal 2006, Mr. Puehringer’s base salary was increased from $276,894 to $286,751 and he earned a bonus of $195,204 under the MICP. Mr. Puehringer was also granted 20,000 restricted stock units in November 2005 in recognition of his performance in carrying out his duties and responsibilities as President and COO. In June 2006, he was awarded 30,000 shares of restricted stock upon his election to the Company’s Board of Directors.
      Mr. Vijay C. Tharani joined the Company in June 2001 and was elected Vice President, Chief Financial Officer and Treasurer. His base salary is set by an employment agreement with the Company. During Fiscal 2006, Mr. Tharani’s base salary was increased from $248,400 to $255,851 and he earned a bonus under the MICP in the amount of $170,628. Mr. Tharani was also awarded 15,000 shares of restricted stock in recognition of his performance in carrying out his duties as Vice President, Chief Financial Officer and Treasurer.
      Mr. Shaun J. Kilfoyle re-joined the Company in September 2001 and was elected a Vice President in November, 2002. Since April 1, 2003, he has been responsible for Baldwin’s Americas operations. His base salary is set by an employment agreement with the Company, effective as of January 1, 2003, and amended as of September 1, 2004. During Fiscal 2006, Mr. Kilfoyle’s base salary was increased from $186,300 to $190,931 and he earned a bonus of $125,603 under the MICP. Mr. Kilfoyle was also awarded 10,000 shares of restricted stock in recognition of his performance in carrying out his duties and responsibilities as Vice President.
      Mr. Takayuki Miyaoku joined the Company in April 1997. He served as a Vice President from November 2004 through June 2006, and had been responsible for the operations of Baldwin Japan Ltd. since 1999. During Fiscal 2006, Mr. Miyaoku’s salary was $179,452 and he earned a bonus of $65,369 under the MICP. He was also awarded 10,000 shares of restricted stock in recognition of his performance in carrying out his duties and responsibilities as Vice President. Mr. Miyaoku retired effective June 30, 2006 but has agreed to serve as a consultant to Baldwin Japan through December 2006.

CEO Disclosure
      Mr. Nathe’s base salary is set by his employment agreement with the Company (see the Employment Agreements section below). Mr. Nathe’s salary during Fiscal 2006 was $300,000. During Fiscal 2006,

Mr. Nathe earned a bonus of $200,070 under the MICP as a result of the Company’s overall performance and his contributions on behalf of the Company; he was granted a $75,000 sign-on bonus to renew his employment agreement with the Company, and a special bonus of $150,000 in recognition for his performance as CEO. Mr. Nathe was also awarded 25,000 shares of restricted stock in recognition of his performance in carrying out his duties and responsibilities as Chairman of the Board and Chief Executive Officer.

Deductibility of Compensation under Federal Income Taxes
      Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts with respect to the fiscal year ending June 30, 2006 (“Fiscal 2006”) that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Plan and stock options or other awards made under the 2005 Plan, have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as “performance-based compensation” under Section 162(m) of the Code).

The Compensation and Stock Option Committee
Judith A. Mulholland, Chair
Rolf Bergstrom
Akira Hara
(resigned from Committee in August 2006)
Frederick Westlake
(appointed to Committee in August 2006)

Executive Compensation
      The following table sets forth the total remuneration paid to the Company’s Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company for the fiscal years ended June 30, 2006, 2005 and 2004, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.
SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation

					Other	Restricted	Securities
Name and					Annual(1)	Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus		Compensation	Awards(2)	Options/SARs	Compensation

Gerald A. Nathe	2006	$300,000	$425,070	(3)	$149,923	$94,750	–0–	$33,674	(4)
Chairman of the Board	2005	$305,770	$212,490		–0–	–0–	50,000	$31,876
and Chief Executive Officer	2004	$272,480	$325,000		–0–	–0–	50,000	$35,504
Karl S. Puehringer(5)	2006	$286,751	$245,204	(6)	$343,835	$233,300	–0–	$83,430	(7)
President and Chief	2005	$273,345	$188,581		$218,555	–0–	35,000	$16,408
Operating Officer	2004	$268,321	$160,995		$118,896	–0–	25,000	$18,634
Vijay C. Tharani	2006	$255,851	$170,628		$143,968	$56,850	–0–	$13,389	(8)
Vice President, Chief	2005	$253,339	$175,942		$114,631	–0–	35,000	$15,800
Financial Officer and	2004	$249,000	$180,000		$155,792	–0–	25,000	$15,951
Treasurer
Shaun J. Kilfoyle	2006	$190,931	$125,603		$96,584	$37,900	–0–	$8,988	(9)
Vice President	2005	$186,749	$120,411		$143,552	–0–	35,000	$13,242
	2004	$170,000	$102,000		–0–	–0–	25,000	$5,488
Takayuki Miyaoku(10)	2006	$179,452	$65,369		$73,075	$37,900	–0–	$1,524	(11)
Formerly a Vice President	2005	$179,825	$123,618		$74,531	–0–	35,000	$2,252

(1)	Represents supplemental retirement benefits, deferred compensation benefits or retirement plan benefits as more fully described in the Supplemental Retirement Benefits section below.

(2)	As of the close of business on June 30, 2006, the named individuals held restricted shares or restricted stock units in the following amounts and values (calculated by multiplying the market price of the Company’s Common Stock on June 30, 2006 which was $5.40, by the number of restricted shares/units held on that date): Mr. Nathe, 25,000 shares valued at $135,000; Mr. Puehringer, 20,000 units and 30,000 shares valued at $270,000; Mr. Tharani, 15,000 shares valued at $81,000; Mr. Kilfoyle, 10,000 shares valued at $54,000 and Mr. Miyaoku, 10,000 units valued at $54,000. Amounts shown in table represent the value of awards of restricted stock/units granted to the named individuals calculated by multiplying the number of shares/units subject to the award by the closing price of the Company’s Class A Common Stock on the date(s) of the award(s) ($3.79 in all cases except for 30,000 shares awarded to Mr. Puehringer, which was $5.25); restrictions with respect to all such awards lapse in three installments, one third on each of the first three anniversaries of the date(s) of award(s). In the event that cash dividends were to be paid on the Company’s stock, the holders of awards of restricted stock (but not restricted stock units) would be entitled to receive any such dividends on their restricted stock.

(3)	Includes a $200,070 bonus under the MICP, a $75,000 sign-on bonus and a $150,000 performance bonus.

(4)	Includes a $5,086 long-term disability insurance premium, $3,131 legal and club fees, $13,645 of life insurance benefits, a $3,413 auto allowance, and a Company contribution of $8,399 to the named individual’s 401(k) profit sharing and savings plan account.

(5)	All amounts included in Mr. Puehringer’s Fiscal 2006 compensation earned between July 1, 2005 and April 30, 2006 (when Mr. Puehringer relocated to the U.S.) were translated from Euros using the current exchange rate in effect on April 30, 2006 of 1.205 except for his bonus under the MICP which was converted from Euros at the exchange rate in effect on June 30, 2006 in accordance with the MICP.

(6)	Includes a $195,204 bonus under the MICP and a $50,000 sign-on bonus.

(7)	Includes a $7,386 long-term disability insurance premium, $2,250 of life insurance benefits, a $11,429 auto allowance, a Company contribution of $2,004 to the named individual’s 401(k) profit sharing and savings plan account, and $60,361 reimbursement for relocation expenses.

(8)	Includes a $1,375 long-term disability insurance premium, $1,165 of life insurance benefits, a $3,087 auto allowance and a Company contribution of $7,762 to the named individual’s 401(k) profit sharing and savings plan account.

(9)	Includes $2,140 of life insurance premiums, a $2,530 auto allowance and a Company contribution of $4,318 to the named individual’s 401(k) profit sharing and savings plan account.

(10)	Retired June 30, 2006; all amounts included in Mr. Miyaoku’s Fiscal 2006 compensation are translated from Yen using the exchange rate in effect on June 30, 2006.

(11)	Includes a $1,524 transportation allowance.
OPTION/ SAR GRANTS IN LAST FISCAL YEAR
      There were no stock options granted during Fiscal 2006 to the named executive officers to purchase shares of stock of the Company; however, options to purchase a total of 105,000 shares of Class A Common Stock were granted under the Company’s 1996 Stock Option Plan, as amended, to other employees during Fiscal 2006. All stock options granted during Fiscal 2006 were for a ten (10) year term.
AGGREGATED OPTION/ SAR EXERCISES IN FISCAL 2006
AND YEAR-END OPTION/ SAR VALUES
      The following table provides information concerning each option exercised during Fiscal 2006 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers granted pursuant to the Company’s 1996 Plan or pursuant to the Company’s 1986 Plan:

Value of
Unexercised
			Number of Unexercised	In-the-Money
			Options/SARs	Option/SARs
	Shares		at FY-End	at FY-End(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable/ Unexercisable	Exercisable/Unexercisable

Gerald A. Nathe	–0–	–0–	108,166/83,334 Class A	$315,831/ $215,169 Class A
Karl S. Puehringer	–0–	–0–	53,333/61,667 Class A	$226,766/ $173,284 Class A
Vijay C. Tharani	–0–	–0–	78,333/40,001 Class A	$338,016/ $173,284 Class A
Shaun J. Kilfoyle	27,000	$131,960	0/61,000 Class A	$0/ $170,229 Class A
Takayuki Miyaoku	–0–	–0–	45,833/51,667 Class A	$161,666/ $127,484 Class A

(1)	Value shown is the difference between the exercise prices of all outstanding stock options at fiscal year end and $5.40, the fair market value of the Company’s Class A Common Stock on the last trading day of Fiscal 2006.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information about the Company’s common stock that may be issued upon the exercise of options, rights and other awards under all of the Company’s existing equity compensation plans as of June 30, 2006, including the Second Amended and Restated 1986 Stock Option Plan (the “1986 Plan”), the 1990 Plan, the 1996 Plan, the 1998 Plan, the 2005 Plan, and certain other equity compensation plans of the Company previously adopted without stockholder approval.

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted Average	Remaining Available for
	Exercise of	Exercise Price of	Issuance Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
Plan category	and Rights(a)	and Rights(b)	Reflected in Column(a))(c)

Equity compensation plans approved by security holders(1)	1,366,725 shares(3)	$2.63	1,465,667 shares
Equity compensation plans not approved by security holders(2)	160,000 shares	0	0

(1)	Includes the Second Amended and Restated 1986 Stock Option Plan, the 1990 Directors’ Stock Option Plan, the 1996 Stock Option Plan, as amended, the 1998 Non-Employee Directors’ Stock Option Plan and the 2005 Equity Compensation Plan.

(2)	Includes 160,000 shares that may be issued under an Employment Agreement between the Company and its Chief Executive Officer, Gerald A. Nathe.

(3)	Includes awards of 66,222 restricted stock units which are not included in the weighted average exercise price in Column (b).
SUPPLEMENTAL RETIREMENT BENEFITS
      Mr. Nathe is entitled to deferred compensation benefits in accordance with his employment agreement; Messrs. Puehringer, Tharani, Kilfoyle are entitled to supplemental retirement benefits in accordance with their respective employment agreements. See “Employment Agreements” below. Mr. Miyaoku was entitled to a retirement benefit in accordance with his terms of employment.
      Mr. Nathe’s employment agreement provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. During Fiscal 2006, $149,923 was accrued by the Company on behalf of Mr. Nathe in connection with this benefit. The amount of the annual deferred compensation benefit which will be paid to Mr. Nathe is estimated to be $115,000.
      Mr. Puehringer’s employment agreement provides for a supplemental retirement benefit to be paid to him or his estate for fifteen (15) years following termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Puehringer will be 30% of Mr. Puehringer’s average base salary for his last three (3) years of employment under his employment agreement. The amount accrued by the Company on behalf of Mr. Puehringer in connection with this benefit during Fiscal 2006 was $343,835. When fully vested (on November 1, 2006), the estimated annual supplemental retirement benefit payable by the Company to Mr. Puehringer will be $85,468.
      Mr. Tharani’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Tharani will be 30% of Mr. Tharani’s average base salary for his last three (3) years of employment under his employment agreement. The amount accrued by the Company on behalf of Mr. Tharani in connection with this benefit during Fiscal 2006 was $143,968. Mr. Tharani’s became fully vested in this benefit on June 18, 2006; therefore, the estimated annual supplemental retirement benefit payable by the Company to Mr. Tharani will be $77,290.
      Mr. Kilfoyle’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Kilfoyle will be 30% of Mr. Kilfoyle’s average base salary for his last three (3) years of employment under his employment agreement. The amount accrued by the Company on behalf of Mr. Kilfoyle in connection with this benefit during Fiscal 2006 was $96,584. When fully vested (on September 1, 2008), the estimated annual supplemental retirement benefit payable by the Company to Mr. Kilfoyle will be $63,521.
      Mr. Miyaoku retired effective June 30, 2006. The terms of Mr. Miyaoku’s employment as a Director and President of Baldwin Japan Ltd. provided for him to participate in the Retirement Allowance Plan for Representative Directors of Baldwin Japan Limited. Under that plan, Mr. Miyaoku was entitled to receive a retirement benefit equal to his then current base salary multiplied by his years of service and a multiplication factor for each of the position(s) served, payable in a single lump sum payment. The amount of the lump sum benefit paid to him was $319,054.

PERFORMANCE GRAPH
      The following Performance Graph compares the Company’s cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 2006 with the cumulative total return of the AMEX Market Value Index and a peer group composed of selected companies from the Standard Industrial Classification (“SIC”) Code 3555 — Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the peer group are: Baldwin Technology Company, Inc., Delphax Technologies Inc., Gunther International Ltd., Presstek, Inc. and Scailex Corporation Ltd. (formerly Scitex Corporation). The comparison assumes $100 was invested on June 30, 2001 in the Company’s Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company’s stock.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(*) AMONG
BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX,
AND A PEER GROUP

Employment Agreements
      Effective March 19, 2001, the Company entered into a new employment agreement with Gerald A. Nathe, its Chairman (then President) and Chief Executive Officer, replacing an earlier agreement dated November 25, 1997. The new agreement was amended on February 26, 2002, August 13, 2002, July 11, 2003, July 30, 2005 and November 14, 2005; it expires November 15, 2007. The new agreement, as amended, provides that (a) Mr. Nathe would be paid (i) an annual salary of no less than $300,000, (ii) annual incentive compensation in an amount determined under the Company’s MICP, (iii) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability, (iv) a one-time $75,000 signing bonus (which was paid in August 2005), and (v) annual deferred compensation in the amount of $115,000 following the termination of Mr. Nathe’s employment, and (b) the Company will continue an interest bearing loan made to Mr. Nathe, in the amount of approximately $750,000 that facilitated the purchase by Mr. Nathe of Class B Common Stock from an unrelated party, with the loan secured by a pledge of the purchased shares of the Company’s Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to one hundred sixty thousand shares of the Company’s Class A Common Stock, in four equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company’s Class A Common Stock has attained $7.875 per share and, in the case of each subsequent installment, such market value has increased by $2.00 per share over the market value at which the previous installment was earned. For purposes of clause (a)(iii) above, in the event of the occurrence of certain events (unless Mr. Nathe votes in favor of them as a Director of the Company) such as any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or in the event the Company fails to observe or comply in any material respect with any of the provisions of the employment agreement, Mr. Nathe may, within six months of the happening of any such event, provide notice of termination of his employment to the Company, and the Company shall be obligated to pay Mr. Nathe severance in an amount equal to 2.9 times his then annual base salary. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.
      Effective July 1, 2005, the Company entered into a new employment agreement with Karl S. Puehringer, its President, replacing an earlier agreement dated September 19, 2001 and all amendments thereto. The new agreement was amended on November 14, 2005. The new agreement, as amended, provides for the Company to pay to Mr. Puehringer (a) a minimum base salary of 228,800 Euros, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for fifteen (15) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was by the Company or by Mr. Puehringer, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) liquidation of the Company, or (iii) a material diminution in Mr. Puehringer’s duties, then in each such case, Mr. Puehringer may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to twice his then annual base salary. The agreement is for an initial term that expires on November 1, 2009 and, unless terminated with one year’s prior written notice, will automatically extend for additional three (3) year terms.
      Effective June 18, 2001, the Company entered into an employment agreement with Vijay C. Tharani, its Vice President, Chief Financial Officer and Treasurer, which was amended on November 11, 2003. The employment agreement, as amended, provides for the Company to pay to Mr. Tharani (a) a minimum base salary of $240,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was by the Company or by Mr. Tharani, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) liquidation of the Company, or (iii) a material diminution in Mr. Tharani’s duties, then in each such case, Mr. Tharani may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to his then annual base salary. The agreement was for an initial term of three (3) years and was automatically extended, and unless terminated, will automatically extend for additional three (3) year terms.
      Effective September 1, 2004, the Company entered into a new employment agreement with Shaun J. Kilfoyle, its Vice President of American Operations, replacing an earlier agreement dated February 14, 2003. The new agreement provides for the Company to pay Mr. Kilfoyle (a) a minimum base salary of $170,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was with or without cause. In addition, in the event of any merger or consolidation by the Company with or into any other entity or any sale by the Company of substantially all of its assets or the adoption by the Company of any plan of liquidation, under certain conditions, Mr. Kilfoyle may receive a severance payment in an amount equal to his then annual base salary. The new agreement is for an initial term of three (3) years, and unless terminated, will automatically extend for additional three (3) year terms.
      Mr. Miyaoku does not have an employment agreement; however, upon termination of his employment, Mr. Miyaoku was entitled to receive a retirement benefit. When Mr. Miyaoku retired from employment with the Company’s Japanese subsidiary, effective June 30, 2006, he received a lump sum retirement benefit as set forth in the Supplemental Retirement Benefits section above.
CERTAIN TRANSACTIONS
      Samuel B. Fortenbaugh III, a Director of the Company since 1987, has rendered legal services to the Company since September, 2002. During the fiscal year ended June 30, 2006, the Company paid $86,000 to Mr. Fortenbaugh for legal services rendered. Prior to September 2002, Mr. Fortenbaugh was a partner of the law firm of Morgan Lewis & Bockius LLP, which firm has rendered legal services to the Company since 1980.
      On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, currently Chairman of the Board, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company’s Class B Common Stock from a non-employee stockholder. In February 2002, the Company and Mr. Nathe amended the loan and pledge agreement and Mr. Nathe issued a substitute recourse demand promissory note for $1,500,000, the then remaining outstanding principal balance on the date thereof, with interest payable annually at a rate of 5%. In August 2002, the Company and Mr. Nathe amended the loan and pledge agreement and Mr. Nathe issued a substitute recourse demand promissory note for $750,000 to evidence the then outstanding principal and interest due form Mr. Nathe on the loan after Mr. Nathe agreed to accept a reduction by $750,000 in deferred compensation payments to be made by the Company to Mr. Nathe. In February 2006, Mr. Nathe repaid an additional $50,000 of principal on the loan. The maximum amount of the loan outstanding, including interest, during Fiscal 2006 was $809,000. In May 2006, Mr. Nathe transferred to the Company 121,806 shares of Class B Common Stock of the Company in full payment of the unpaid principal amount of $700,000 and accrued and unpaid interest on the note.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
      Akira Hara, formerly an officer (Vice President) of the Company and Chairman of Baldwin Japan Ltd., a subsidiary of the Company, served on the Company’s Compensation Committee during the fiscal year ended June 30, 2006, but resigned from the Compensation Committee in August, 2006.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      PricewaterhouseCoopers LLP or its predecessor, Price Waterhouse LLP, has audited the accounts of the Company since 1968. Set forth in the table below are the aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP during the fiscal years ended June 30, 2006 and June 30, 2005 in the following categories and amounts.

	2006	2005

Audit Fees	$724,528	$585,413
Other Audit-Related Fees	–0–	14,000
Non-Audit Tax Fees	115,350	80,068

TOTAL	$839,878	$679,481

      In accordance with its charter, the Audit Committee pre-approved all non-audit fees for fiscal 2006 listed above. In addition, the Audit Committee considered the fees for non-audit services in relation to their assessment of the independence of PricewaterhouseCoopers LLP. The Company paid no fees to PricewaterhouseCoopers LLP for financial information systems design and implementation.
      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be provided with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
STOCKHOLDER PROPOSALS
      Stockholders may present proposals for inclusion in the Company’s 2007 proxy statement provided they are received by the Company no later than June 18, 2007 and are otherwise in compliance with applicable SEC regulations. Stockholders who wish to present proposals at the 2007 Annual Meeting of Stockholders when such proposal is not intended to be included in the Company’s 2007 proxy statement must give advance notice to the Company on or before September 1, 2007, which, pursuant to SEC rules, is 45 days prior to the first anniversary of the anticipated mailing date of this proxy statement.
GENERAL
      So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournment thereof in accordance with the discretion of the persons named therein.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2006, to the best of the Company’s knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.
OTHER INFORMATION
      The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

Helen P. Oster
Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BALDWIN TECHNOLOGY COMPANY, INC.

Annual Meeting of Stockholders
to be held November 14, 2006
CLASS A COMMON STOCK
     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, VIJAY C. THARANI and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on November 14, 2006 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

			With-	For All
		For	hold	Except
1.	To elect three Class I Directors to serve for a three-year term or until their successors are elected and qualified:	☐	☐	☐

Judith A. Mulholland, Samuel B. Fortenbaugh III and Rolf Bergstrom

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	è	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	è	☐

Please be sure to sign and date	Date
this Proxy in the box below.

Stockholder sign above	Co-holder (if any) sign above

é     Detach above card, sign, date and mail in postage paid envelope provided.     é
BALDWIN TECHNOLOGY COMPANY, INC.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN
THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	BALDWIN TECHNOLOGY COMPANY, INC.

Annual Meeting of Stockholders
to be held November 14, 2006
CLASS B COMMON STOCK
     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, VIJAY C. THARANI and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on November 14, 2006 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

			With-	For All
		For	hold	Except
1.	To elect two Class I Directors to serve for a three-year term or until their successors are elected and qualified:	☐	☐	☐

Samuel B. Fortenbaugh III and Rolf Bergstrom

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	è	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	è	☐

Please be sure to sign and date	Date
this Proxy in the box below.

Stockholder sign above	Co-holder (if any) sign above

é     Detach above card, sign, date and mail in postage paid envelope provided.     é
BALDWIN TECHNOLOGY COMPANY, INC.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	BALDWIN TECHNOLOGY COMPANY, INC.

Annual Meeting of Stockholders
to be held November 14, 2006
401(k) PLAN
     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, VIJAY C. THARANI and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on November 14, 2006 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.

			With-	For All
		For	hold	Except
1.	To elect three Class I Directors to serve for a three-year term or until their successors are elected and qualified:	☐	☐	☐

Judith A. Mulholland, Samuel B. Fortenbaugh III and Rolf Bergstrom

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	è	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	è	☐

Please be sure to sign and date	Date
this Proxy in the box below.

Stockholder sign above	Co-holder (if any) sign above

é     Detach above card, sign, date and mail in postage paid envelope provided.     é
BALDWIN TECHNOLOGY COMPANY, INC.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.